United States Securities and Exchange Commission
Washington, D.C. 20549

FORM 8-K

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934.

Date of Report: December 4, 2002

ASTROCOM CORPORATION
(Exact name of small business issuer as specified in its charter)

    Minnesota                                                                                  #0-8482
(State or other jurisdiction of                                                 (Commission File Number)
incorporation or organization)

3500 Holly Lane North, Suite 60
Plymouth, MN 55447-1284                                                        41-0946755
(Address of principal executive offices)                     (I.R.S. Employer Identification Number)
(Zip Code)

(612) 378-7800
(Issuer's telephone number)

ITEM 4.  Changes in Registrant's Certifying Accountant

By action dated as of December 4, 2002, the Board of Directors of Astrocom Corporation (the "Company") approved the engagement of the firm of Virchow Krause & Co. LLP as the independent auditors of the Company for the fiscal year ending December 31, 2002, in replacement of the firm of Ernst & Young LLP, which resigned as auditors of the Company effective December 3, 2002. The audit committee of the Board of Directors approved the change in auditors on December 3, 2002.

The reports of Ernst & Young LLP on the Company's financial statements for the past two fiscal years did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles, but did contain an explanatory paragraph describing conditions that raised substantial doubt about the Company's ability to continue as a going concern.

In connection with the audits of the Company's financial statements for each of the two fiscal years ended December 31, 2001, and in the subsequent interim period, there were no disagreements with Ernst & Young LLP on any matters of accounting principles or practices, financial statement disclosure, or auditing scope and procedures which, if not resolved to the satisfaction of Ernst & Young LLP would have caused Ernst & Young LLP to make reference to the matter in their report.

The Company has requested Ernst & Young LLP to furnish it with a letter addressed to the Commission stating whether it agrees with the above statements. A copy of that letter, dated December 4, 2002, is filed as Exhibit 1 to this Form 8-K.

ITEM 7.       Exhibits

Exhibit 1        Letter from Ernest & Young LLP to the Securities and Exchange Commission,
                     dated December 4, 2002.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: December 5, 2002

ASTROCOM CORPORATION

                                                                     By: s/ Ronald B. Thomas
                                                                        Ronald B. Thomas
                                                                        President, Chief Executive Officer
& Chief Financial Officer

                                                                     By: s/ John M. Bucher
                                                                        John M. Bucher
                                                                        Director of Operations and Corporate Controller

EXHIBIT 1 TO FORM 8-K

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC 20549

Ladies and Gentlemen:

We have read Item 4 of Form 8-K dated December 4, 2002, of Astrocom Corporation and are in agreement with the statements contained in the second and third paragraphs therein. We have no basis to agree or disagree with other statements of the registrant contained therein.

/s/ Ernst & Young LLP

Minneapolis, Minnesota
December 4, 2002